UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2012

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Notice of Conversion

On October 29, 2012, Kevin Schewe, Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on September 30, 2012, converted $85,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $50,000 loan to the Registrant on September 28, 2012 and a $35,000 loan on October 23, 2012. The $50,000 loan and $254.79 of related interest owed to him converted into 20,939,497 shares of Registrant common stock at a conversion price of $0.0024 per common share. The $35,000 loan and $34.52 of related interest owed to him converted into 6,146,407 shares of Registrant common stock at a conversion price of $0.0057 per common share.

Item 3.02 Unregistered Sales of Equity Securities.

On October 30, 2012, the Registrant issued 27,085,904 shares of Registrant common stock to Kevin Schewe, Director of the Company. The shares were issued related to the conversion by Schewe of two convertible notes as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

November 1, 2012	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer